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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934




                               November 14, 2000
               ------------------------------------------------
               Date of Report (Date of Earliest Event Reported)


                    TRANSCONTINENTAL REALTY INVESTORS, INC.
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            (Exact Name of Registrant as Specified in its Charter)




        Nevada                        0-13291                    94-6565852
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(State of Incorporation)            (Commission                 (IRS Employer
                                     File No.)               Identification No.)



     1800 Valley View Lane, Suite 300      Dallas, TX                 75234
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(Address of Principal Executive Offices)                            (Zip Code)



Registrant's Telephone Number, Including Area Code: (469) 522-4200
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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On November 14, 2000, Transcontinental Realty Investors, Inc. ("TCI") purchased the Brandeis Building ("Brandeis"), a 319,234 sq.ft. office building in Omaha, Nebraska, for $12.5 million, approximately 1.8% of TCI's assets at December 31, 1999. The sellers of the property were Brandeis Building Investors, L.L.C.

In addition to the Brandeis purchase discussed above, TCI has purchased five apartments, two in Lawrence, Kansas, in the first quarter and one in Midland, Texas, one in Amarillo, Texas and one in Bakersfield, California. TCI also purchased two office buildings in the second quarter, one in Los Angeles, California, one in Tampa, Florida and an office/retail complex in Sterling, Virginia. TCI also purchased four parcels of land in the first quarter, two in Collin County, Texas, one in Austin, Texas and one in Farmers Branch, Texas, one in the second quarter in Austin, Texas and one in the fourth quarter in Dallas, Texas. These properties were purchased for a total of $90.0 million and represent approximately 12.4% of TCI's assets at December 31, 1999. TCI paid a total of $25.4 million in cash and financed the remainder of the purchase prices. The mortgages secured by the properties bear interest at variable rates ranging from 7.44% to 14.0% per annum and mature in December 2000 to August 2009.

In 2000, TCI has also sold five apartments, two in the first quarter, two in the second quarter and one in the fourth quarter and an hotel in the second quarter. In connection with these sales, TCI received net cash totaling $10.9 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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The sellers have informed TCI that audited financial statements and supporting data relating to their respective property's operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than January 14, 2001.

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                                   SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                         TRANSCONTINENTAL REALTY
                                         INVESTORS, INC.






Date: November 29, 2000                  By: /s/ Mark W. Branigan
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                                             Mark W. Branigan
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)

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